COMPX DECLARES REGULAR QUARTERLY DIVIDEND

DALLAS, TEXAS . . . November 1, 2023 . . . CompX International Inc. (NYSE American:  CIX) announced today that its board of directors has declared CompX’s regular quarterly dividend of twenty-five cents ($0.25) per share on its class A common stock, payable on December 12, 2023 to stockholders of record at the close of business on December 1, 2023.

CompX is a leading manufacturer of security products and recreational marine components.

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Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700